C8888889133 | T

4900694

KINGSWAY FINANCIAL

Number Numéro

00100003ZQ

Shares Actions

****1**********

INCORPORATED UNDER THE LAWS OF THE PROVINCE OF ONTARIO
CONSTITUÉE EN VERTU DES LOIS DE LA PROVINCE DE ONTARIO

THIS CERTIFIES THAT
LES PRÉSENTES ATTESTENT QUE

SPECIMEN CERTS

CUSIP 496904202

ISIN CA4969042023

IS THE REGISTERED HOLDER OF
EST LE PORTEUR INSCRIT DE

1

SEE REVERSE FOR CERTAIN DEFINITIONS
VOIR AU VERSO POUR CERTAINES DÉFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF

KINGSWAY FINANCIAL SERVICES INC.

ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE

KINGSWAY FINANCIAL SERVICES INC.

transferable on the books of the Company only upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.

transférables dans les registres de la Société seulement sur remise de ce certificat endossé en bonne et due forme.

Ce certificat n'est valide que s'il a été contresigné par l'agent de transfert et agent comptable des registres de la Société.

EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés.

President and Chief Executive Officer
Président et chef de la direction

Executive Vice-President and Chief Financial Officer
Vice-président exécutif et chef des finances

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE TRUST COMPANY, INC.
(DENVER)(NEW YORK)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By / Par ____________________
Authorized Officer - Représentant Autorisé

OR
OU

Dated: Jun 19, 2012
Le : 19 juin 2012

COUNTERSIGNED AND REGISTERED
CONTRESIGNÉ ET IMMATRICULÉ
COMPUTERSHARE INVESTOR SERVICES INC.
SERVICES AUX INVESTISSEURS COMPUTERSHARE INC.
(MONTREAL) (TORONTO) (VANCOUVER)
TRANSFER AGENT AND REGISTRAR
AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

By / Par ____________________
Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Investor Services Inc. in Montreal, QC, Toronto, ON and Vancouver, BC or Computershare Trust Company, Inc. in Denver, CO and New York, NY.
Les actions représentées par ce certificat peuvent être transférées aux bureaux de Services aux Investisseurs Computershare Inc. à Montréal, QC, Toronto, ON et Vancouver, BC ou à Computershare Trust Company, Inc. à Denver, CO et New York, NY

SECURITY INSTRUCTIONS ON REVERSE — VOIR LES INSTRUCTIONS DE SÉCURITÉ AU VERSO

Printed by DATA BUSINESS FORMS

CSAE_00178099_KFSQ.TOR.PULLS/000004/000004/i

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Company will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d'actions dont l'émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l'autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:

TEN COM	- as tenants in common
TEN ENT	- as tenants by the entireties
JT TEN	- as joint tenants with rights of survivorship and not as tenants in common
(Name) CUST (Name) UNIF GIFT MIN ACT (State)	- (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act

Additional abbreviations may also be used though not in the above list.

Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM	- à titre de propriétaires en commun
TEN ENT	- à titre de tenants unitaires
JT TEN	- à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun
(Nom) CUST (Nom) UNIF GIFT MIN ACT (État)	- (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

For value received the undersigned hereby sells, assigns and transfers unto

Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Insert name and address of transferee

Insérer le nom et l'adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint

actions représentées par le présent certificat et nomme irrévocablement

the attorney of the unders   d to transfer the said shares on the books of the Company with full power of substitution in the premises.

le fondé de pouvoir du soussigné chargé d'inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE :
DATED: ______________________

Signature of Shareholder / Signature de l'actionnaire

Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed".

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses populaires unless they are members of the Stamp Medallion Program.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l'Annexe 1 ou un membre d'un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP). Le garant doit apposer un timbre portant la mention « Signature garantie » ou « Signature Guaranteed ».

Aux États-Unis, seuls les membres d'un « Medallion Signature Guarantee Program » peuvent garantir une signature.

Les garanties de signature ne peuvent pas être faites par des caisses d'épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses populaires, à moins qu'elles ne soient membres du programme de garantie de signature Medallion STAMP.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax Benefit Preservation Plan Agreement between Kingsway Financial Services Inc. and Computershare Investor Services inc., dated as of September 28, 2010, as it may be amended from time to time (the "Tax Benefit Preservation Plan Agreement"), the terms of which are incorporated by reference and a copy of which is on file at the principal executive offices of the Corporation and may be inspected during normal business hours. The Tax Benefit Preservation Plan Agreement is also available for viewing at www.sedar.com. Under certain circumstances , as set forth in the Tax Benefit Preservation Plan Agreement, such Rights (as defined in the Tax Benefit Preservation Plan Agreement) may be redeemed, may be terminated, may expire or become void or may be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Tax Benefit Preservation Plan Agreement without charge upon written request. As set forth in the Tax Benefit Preservation Plan Agreement, Rights beneficially owned by any person (as defined in the Tax Benefit Preservation Plan Agreement) who becomes an Acquiring Person or an Affiliate of an Acquiring Person (each as defined in the Tax Benefit Preservation Plan Agreement) become null and void.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGRANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE. POUR CE FAIRE, PLACER À LA LUMIÈRE.

